UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MILASTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

$94.95

(2)	Form, Schedule or Registration Statement No.:

Preliminary Schedule 14A

(3)	Filing Party:

Milastar Corporation

(4)	Date Filed:

March 27, 2007

Note:	This proxy supplement was prepared for the purpose of supplementing the printed version of the definitive proxy statement mailed to stockholders of Milastar Corporation on or about June 1, 2007. The definitive proxy statement filed electronically with the SEC on June 1, 2007 already contains the corrections referred to in this proxy supplement.
MILASTAR CORPORATION
7317 WEST LAKE STREET
MINNEAPOLIS, MINNESOTA 55426
SUPPLEMENT TO PROXY STATEMENT
Dated May 30, 2007
Introduction
     This proxy supplement, dated May 30, 2007, is being provided to the stockholders of Milastar Corporation concurrently with the mailing of our definitive proxy statement dated May 25, 2007, which is first being mailed to our stockholders on or about June 1, 2007. This proxy supplement revises and updates certain information that was provided in the definitive proxy statement and contains additional information for your consideration in voting on the adoption of the merger agreement. Other than as set forth in the proxy supplement, the information contained in the definitive proxy statement remains unchanged. We urge you to carefully read this proxy supplement, together with the definitive proxy statement.
     If have questions about the definitive proxy statement, this proxy supplement or the merger, you should contact Milastar Investor Relations at (952) 929-4774. The definitive proxy statement and this proxy supplement may also be found on the Internet at www.sec.gov. See “Where You Can Find More Information” below or on page 45 of the definitive proxy statement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the definitive proxy statement.
Shares Outstanding as of the Record Date
     As of May 25, 2007, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting of Milastar stockholders to be held on June 22, 2007, the Company had outstanding 2,888,264 shares of common stock. The definitive proxy statement incorrectly states that the shares of common stock outstanding on the record date as “2,723,264,” which number did not include certain exercises of options to purchase 165,000 shares of common stock by non-executive employees of the Company under the Milastar Corporation Stock Option Plan. The two incorrect references appear (i) in the second paragraph in the section entitled “SPECIAL FACTORS – Purposes and Reasons for the Merger” on page 6 of the definitive proxy statement; and (ii) in the first paragraph in the section entitled “THE SPECIAL MEETING – Record Date; Stockholders Entitled to Vote; Quorum” on page 40 of the definitive proxy statement. In each of the foregoing sections, the correct number of shares of common stock outstanding as of the record date is 2,888,264.
Financing the Merger
     As a result of the change in number of shares outstanding on the record date, as discussed above, there is also a corresponding change to the aggregate merger consideration to be received by Milastar’s stockholders (other than Mr. Stevermer or ESI). Accordingly, the first sentence of the first paragraph in the section entitled “SPECIAL FACTORS – Financing the Merger” on page 26 of the definitive proxy statement should be replaced in its entirety by the following sentence: “The aggregate merger consideration to be received by Milastar’s stockholders (other than Mr. Stevermer or ESI) is expected to be approximately $3,154,278.” No payments are expected to be made to any holder of vested stock options at the effective time of the merger.
Where You Can Find More Information
     We file annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference rooms at Public Reference Room, One Station Place, 100 F Street, N.E., Washington, D.C. 20002. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.